Exhibit 10.7

The Supplementary Contract for Industrialized Development Project –
“High-quality Bamboo-shoot Product Processing”

Party A: Fujian Agriculture and Forestry University
Party B：Fujian Yada Food Co., Ltd
Party C: (Local Government Department)

After study, Party A decided to provide Party B with the research result of the “high-quality bamboo-shoot product processing” project for industrialized development under mutually beneficial conditions. Through friendly negotiations, Party A and Party B entered into contract as below under the witness of Party C:
1.
Party A and Party B will cooperate to transform the research result, for which Party B will take the main responsibility. The property right of the original technical result belongs to Fujian Agriculture and Forestry University, and the result transformation will be implemented by Party B.

2.
Party B is responsible for the industrialized implementation of this project and providing necessary personnel, facilities and supporting funds for the implementation. Fujian Agriculture and Forestry University is responsible for the planning, design, and technical consultation etc of this project. The successive technical result belongs to both parties.

3.
Party A and Party B will cooperate to conduct the industrialized development. If the project obtains funds from the government, the early subsidy for the applied project will be mainly used to pay royalties, and design, demonstration and project acceptance fees; the supporting funds provided by Party B will be used for technical maturation, technical scalization study, the research personnel’s travel expenses and salaries etc.

4.	Both Party A and Party B must keep the project’s technical information as confidential and cannot make the information public without necessary authorization.
5.
If the project obtains funds from the government, 30% of the funds will be used as fees for further study on the industrialization or maturation of Fujian Agriculture and Forestry University’s result. If Party B is going to make industrialized production after the project has been completed, a contract for intellectual property transferring or licensing must be signed. Provisions regarding property right and funds allotment in this contract prevail those in the original “contract”.

6.	Party B is responsible for all the expenses needed by the project team of Fujian Agriculture and Forestry University for implementing and accepting the project.
7.
The witness Party will guarantee its funds are delivered in time after project approval and supervise Party B to forward 30% of the funds to Fujian Agriculture and Forestry University in time. Any matters not provided herein shall be decided by the three parties through other negotiations.

8.	This contract is in four original copies. Party A and Party B will retain two copies respectively.

Party A: Fujian Agriculture and Forestry University

Representative (signature):

Project leader（signature）：
May 17, 2007

Party B: Fujian Yada Food Co., Ltd

Representative (signature):

Technical Leader (signature):

May 17, 2007

The witness Party (local government department):

(All parties chopped on the contract)